Exhibit 99.1
Rover Reports Third Quarter 2023 Financial Results
•Third quarter revenue increased to $66.2 million, up 30% year-over-year
•GAAP net income was $10.5 million compared to a GAAP net loss of $15.5 million in Q3 2022
•Adjusted EBITDA was $17.5 million compared to $10.2 million in Q3 2022
•Company raises full year 2023 guidance
•Board approves extension of share repurchase program with additional $100 million
SEATTLE, November 6, 2023 (GLOBE NEWSWIRE) -- Rover Group, Inc. (“Rover” or the “Company”) (NASDAQ: ROVR), the world’s largest online marketplace for pet care, today announced financial results for the third quarter ended September 30, 2023.
“We had an outstanding third quarter with 30% revenue growth, net income of $10.5 million and Adjusted EBITDA of $17.5 million,” said Rover co-founder and CEO, Aaron Easterly. “It was exciting to see step function progress toward our long-term operating margins. We continue to build on our priorities of driving operating leverage in the business, increasing new customer bookings, expanding revenue from our non-U.S. markets and improving our product offering. Our strong performance is a testament to the fundamental power of our business model, market position, and team.”
Third Quarter 2023 Highlights:
•Revenue increased 30% to $66.2 million, compared to $50.9 million in Q3 2022
•GBV grew 25% to $266.4 million, compared to $213.7 million in Q3 2022
•Total bookings increased 20% to 1.8 million, compared to 1.5 million in Q3 2022. New bookings increased 8% to 290,000, compared to 267,000 in Q3 2022. Repeat bookings increased 23% to 1.5 million, compared to 1.2 million in Q3 2022
•GAAP net income and net income margin were $10.5 million and 16%, compared to a GAAP net loss and net loss margin of $15.5 million and 30% in Q3 2022
•Adjusted EBITDA and Adjusted EBITDA margin were $17.5 million and 26%, compared to $10.2 million and 20% in Q3 2022
Outlook
"We produced strong top and bottom line results in the quarter, while delivering operating leverage and investing in product enhancements to drive bookings,” said Rover CFO, Charlie Wickers. “As a result of our performance, we are increasing our revenue and Adjusted EBITDA guidance for the year. Further, given the strength of our multi-year cash generation potential, and the optionality our cash balance allows for growth, the board has authorized a refreshed and increased share repurchase program.”

Fourth Quarter 2023
•Revenue
◦Rover anticipates revenue in the range of $64 - $66 million, a year-over-year increase of 25% at the midpoint of the projected range.
•Adjusted EBITDA
◦Rover anticipates Adjusted EBITDA in the range of $17 - $19 million, a 28% margin at the midpoint of the projected range.
Raised Full Year 2023

•Revenue
◦Rover anticipates revenue in the range of $230 - $232 million, a year-over-year increase of 33% at the midpoint of the projected range.

Exhibit 99.1
•Adjusted EBITDA
◦Rover anticipates Adjusted EBITDA in the range of $46 - $48 million, a 20% margin at the midpoint of the projected range.
Both the low and high ends of guidance incorporate a moderated impact of macroeconomic headwinds compared to guidance provided in August 2023. The updated guidance range also incorporates a full year of normalized marketing expenses and operating costs compared to a partial year of each in 2022.

In reliance on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K, Rover has not provided the most directly comparable forward-looking GAAP measure to its Adjusted EBITDA and Adjusted EBITDA margin guidance or a reconciliation of these forward-looking non-GAAP financial measures to their most directly comparable GAAP measure as a result of the uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation, income tax, change in fair value, and gain or loss from equity method investments. For example, the non-GAAP adjustment for stock-based compensation expense requires additional inputs such as number of shares granted and market price that are not currently ascertainable. Accordingly, a reconciliation of these forward-looking non-GAAP metrics to their corresponding GAAP equivalent is not available without unreasonable effort. Because these adjustments are inherently variable and uncertain and depend on various factors that are beyond Rover's control, Rover is also unable to predict their probable significance. For more information regarding the non-GAAP financial measures discussed in this earnings release, please see "Non-GAAP Financial Measures" below.
Share Repurchase Program
From commencement of purchasing shares in mid-March through November 1, 2023, Rover repurchased approximately 9.1 million shares for an aggregate amount of approximately $49 million (excluding brokers' commissions and excise tax), including approximately 3.5 million shares repurchased for an aggregate amount of approximately $20.4 million (excluding brokers' commissions and excise tax) during the three months ended September 30, 2023.

Rover also announced that its board of directors has approved an extension of its previously announced share repurchase program to run through February 28, 2025 and an increase to the total authorized amount under the program of up to $100 million resulting in a total authorized amount of up to $150 million (exclusive of brokers’ commissions and excise tax) of its Class A common stock, including the $49 million repurchased through November 1, 2023.

Repurchases of the Class A common stock may be made on a discretionary basis from time to time through open market transactions (including through Rule 10b5-1 trading plans) or through privately negotiated transactions in accordance with market conditions and applicable securities laws and other legal requirements, including the requirements of Rule 10b-18 under the Securities Exchange Act of 1934, as amended. The repurchase program does not obligate Rover to acquire any specific number of shares of its Class A common stock. The timing, volume, purchase price and nature of repurchases will be determined by Rover’s management and depend on a variety of factors, including stock price, trading volume, market and economic conditions, other general business considerations such as alternative investment opportunities, applicable legal requirements and tax laws, and other relevant factors. Repurchases under the program have been authorized through February 28, 2025, but the program may be modified, suspended, or terminated at any time at the discretion of Rover's board of directors.

Rover expects to fund the repurchases with cash and cash equivalents and investments. As of September 30, 2023, Rover had cash and cash equivalents and investments of approximately $230.8 million.

About Rover
Founded in 2011 and based in Seattle, Rover (NASDAQ: ROVR) is the world’s largest online marketplace for pet care. Rover connects pet parents with pet care providers who offer overnight services, including boarding and in-home pet sitting, as well as daytime services, including doggy daycare, dog walking, and drop-in visits. To learn more about Rover, please visit https://www.rover.com.
Conference Call and Webcast Information
Rover will host a conference call today at 1:30 p.m. PT (4:30 p.m. ET) to discuss its third quarter 2023 financial results and provide commentary on business performance. The conference call may be accessed by registering at the following

Exhibit 99.1
link: https://register.vevent.com/register/BIb78a8cd5292541eead50a01197c618f4. Once registered, you will be provided with a dial-in and conference ID.

The call will contain forward-looking statements and other material information regarding Rover’s financial and operating results and may include material business, financial or other information that is not contained in this earnings press release.
The live webcast and this earnings press release can be accessed from Rover’s investor relations website at https://investors.rover.com/, along with an Investor Presentation and Non-GAAP Reconciliation Supplement posted under the “News & Events - Presentations” section of the same website address. A webcast replay will be available at the same website address shortly after the conclusion of the live event and will be accessible for at least 90 days.
Available Information
Rover announces material information to the public about the Company, its products and services and other matters through a variety of means, including filings with the U.S. Securities and Exchange Commission ("SEC"), press releases, public conference calls, webcasts, its website (www.rover.com), and its Investor Relations website (https://investors.rover.com). Rover uses these channels, as well as social media, including its X (formally known as Twitter) account (@RoverDotCom), its LinkedIn account (https://www.linkedin.com/company/roverdotcom/), and its YouTube page (https://www.youtube.com/roverdotcom), to communicate with investors and the public news and developments about Rover and other matters and in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD. Rover encourages investors, the media, and others interested in the Company to review the information it makes public in these locations, as such information could be deemed to be material information.
Forward-Looking Statements

This press release and the earnings call referenced in this press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which involve substantial risks and uncertainties. These forward-looking statements include, but are not limited to: Rover’s expectations or predictions of future financial, operational or business performance or conditions, including guidance and projections for the fourth quarter of 2023 and full year 2023, cash generation and long-term targets, future growth, profitability, operating leverage, and margin expectations, marketing and operating expense expectations, and future impacts of product improvements and marketing investments; growth and expansion opportunities outside the United States; expected customer lifetime value trends; customer acquisition and customer experience goals; product portfolio expansion and improvements; macroeconomic, public health, pet care industry, residential real estate and travel trends and outlooks, including the anticipated timing of any recession; and Rover's intention to implement a program to purchase up to an aggregate of $150 million of its Class A common stock. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as "believe," "may," "will," "continue," "anticipate," "target," "potential," "forecast," "assume," "expect," "would," "project," "focus," "increase," "deliver," "drive," "achieve," "sustain," "improve," "expand," "further," "remain," "outlook," or similar expressions and the negatives of those terms. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance.
The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, (1) general macroeconomic and geopolitical conditions, including public health, pet care industry, residential real estate, and travel expectations, factors and trends, and their impact on consumer spending patterns, demand for and pricing on the Rover platform, and Rover's business, operating results and financial condition, (2) Rover's ability to retain existing and acquire new pet parents and pet care providers, (3) Rover's expectations about, its ability to successfully defend, and the outcome of, any known and unknown litigation and regulatory proceedings, (4) Rover's expectations regarding its future operating and financial performance, (5) the strength of Rover's network, effectiveness of its technology, and quality of the offerings provided through the Rover platform, (6) Rover's opportunities and strategies for growth, including investments and improvements, new offerings, partnerships, distribution channels, acquisitions and international markets, (7) the success of Rover's marketing strategies and investments, (8) investments in new products, initiatives and offerings and new geographies, market effects thereof, and the effect of these investments on Rover's results of operations, (9) Rover's inability to entirely prevent off-platform bookings and payments, (10) the impact of tax information reporting requirements on pet care provider retention and off-platform bookings and payments, (11) Rover's ability to match pet parents with high quality and well-priced offerings, (12) assessment of Rover's trust and safety

Exhibit 99.1
practices, (13) Rover's assessment of and strategies to compete with existing and new competitors in existing and new markets and offerings, (14) Rover's ability to maintain the security and availability of its platform, (15) Rover's reliance on third party payment service providers, mobile operating systems and application marketplaces, (16) Rover's ability to protect its intellectual property, (17) Rover's ability to identify, recruit, and retain skilled personnel, including key members of senior management, (18) seasonal fluctuations in operating and financial results, (18) legal and regulatory developments and Rover's ability to stay in compliance with laws and regulations, (19) Rover's ability to maintain and protect its brand and reputation, (20) Rover's ability to effectively manage its growth and maintain its corporate culture, and (21) Rover's ability to execute the repurchase program which is dependent on, among other things, developments or changes in economic or market conditions and the securities markets, fluctuations in the trading volume and market price of the Class A common stock, the effects of macroeconomic conditions, Rover's cash commitments, the nature of other acquisition or investment opportunities, Rover's cash flows from operations, and other factors. For additional information on other potential risks and uncertainties that could cause actual results to differ from the results predicted, please see those risks and uncertainties contained in Rover's filings with the U.S. Securities and Exchange Commission (“SEC”), including under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in Rover’s Annual Report on Form 10-K for the year ended December 31, 2022 and Quarterly Reports on Form 10-Q for the quarters ended June 30, 2023 and September 30, 2023. Additional factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in Rover’s other filings with the SEC which are available, free of charge, on the SEC’s website at www.sec.gov and on the Investor Relations page of Rover’s website at https://investors.rover.com/.

Investors are cautioned not to place undue reliance on the forward-looking statements. All information provided in this earnings press release and in the attachments is as of the date hereof and is based on then-current expectations, estimates, forecasts, and projections and the beliefs and assumptions of management. We undertake no duty to update this information unless required by law.
The information that can be accessed through hyperlinks or website addresses included in this press release is deemed not to be incorporated in or part of this press release.
Definitions
•A booking is defined as a single arrangement between a pet parent and pet care provider on the Rover services marketplace, prior to cancellations, which can be for a single night or multiple nights for overnight services, or for a single walk/day/drop-in or multiple walks/days/drop-ins for daytime services. New bookings is defined as the total number of first-time bookings that new users, which Rover refers to as pet parents, book on our platform in a period. Repeat bookings are defined as the total number of bookings from pet parents who have ever had a previous booking on Rover, inclusive of pet parents who had their first booking within the same quarter.
•Gross Booking Value, or GBV, represents the dollar value of bookings on the Rover services marketplace during a period, prior to cancellations, and is inclusive of pet care provider earnings, service fees, add-ons, taxes, and alterations, and is exclusive of tips and Rover's other ancillary revenue streams.
Non-GAAP Financial Measures
To supplement Rover's condensed consolidated financial statements prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, Rover uses non-GAAP financial measures in this earnings press release and/or its related earnings call, including Adjusted EBITDA, Adjusted EBITDA margin, Contribution, Contribution margin, and non-GAAP operating expenses (collectively, the “Non-GAAP Financial Measures”), each as defined below. A reconciliation of the historical Non-GAAP Financial Measures to their most directly comparable historical GAAP financial measures is presented in tabular form at the end of this earnings press release immediately following the GAAP financial statements. The Non-GAAP Financial Measures are supplemental measures of Rover's performance that are neither required by, nor presented in accordance with, GAAP. The Non-GAAP Financial Measures have limitations as an analytical tool, which limitations are described below, and you should not consider them in isolation, or as a substitute for, GAAP financial measures.
Rover uses the Non-GAAP Financial Measures to evaluate the health of its business, measure its operating performance, identify trends, prepare financial forecasts and make strategic decisions, including those related to operating expenses, as a means to evaluate period-to-period comparisons, and determine incentive compensation. Rover considers the Non-GAAP Financial Measures to be important measures because they help illustrate underlying trends in its business and its historical operating performance on a more consistent basis.

Exhibit 99.1
Rover believes that these Non-GAAP Financial Measures, when taken together with their corresponding comparable GAAP financial measure, provide meaningful supplemental information to investors as they provide a basis for period-to-period comparisons of Rover's business by excluding the effect of certain non-cash and cash gains, expenses, losses and variable charges that may not be indicative of its recurring core business, results of operations, or outlook. Rover believes these Non-GAAP Financial Measures are useful to investors because they (1) allow for greater transparency with respect to key metrics used by management in its financial, operational and strategic decision-making and in assessing the health of Rover's business and operating performance, (2) are used by Rover's institutional investors and the analyst community to help them analyze the health of Rover's business, (3) allow investors and others to understand and evaluate Rover's operating results in the same manner as Rover's management and board of directors, and (4) provide a reasonable basis for comparing Rover's ongoing results of operations and those of other companies.
Examples of the limitations of the Non-GAAP Financial Measures include:
•Adjusted EBITDA excludes certain recurring, non-cash charges, such as depreciation of property and equipment and amortization of intangible assets including amortization related to capitalized internal use software. Although these are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect changes in, or cash requirements for, Rover's working capital needs;
•Adjusted EBITDA excludes certain restructuring and acquisition and merger-related charges, some or all of which may be settled in cash;
•Adjusted EBITDA and non-GAAP operating expenses exclude stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring non-cash expense in Rover's business as it grows as a company and an important part of its compensation strategy;
•Adjusted EBITDA does not reflect the components of other income (expense), net, which consists primarily of realized and unrealized gains and losses on foreign currency transactions, realized gains and losses from the change in fair value of investments and financial instruments and sales of such investments, and for the nine months ended September 30, 2023 a $1.9 million employee retention credit;
•Adjusted EBITDA does not reflect period-to-period changes in taxes, income tax expense or the cash necessary to pay income taxes;
•Adjusted EBITDA and non-GAAP general and administrative expense exclude certain legal settlements that may reduce cash available to Rover;
•Adjusted EBITDA does not consider the impact of goodwill and intangible asset impairments;
•these measures exclude significant expenses and income that are required by GAAP to be recorded in Rover's financial statements;
•these measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these Non-GAAP Financial Measures; and
•Rover's calculation of these Non-GAAP Financial Measures may differ from similarly titled non-GAAP financial measures, if any, reported by Rover's peer companies, or those peer companies may use other measures to calculate their financial performance, and therefore Rover's use of the Non-GAAP Financial Measures may not be directly comparable to similarly titled measures of other companies.
To compensate for these limitations, management presents the Non-GAAP Financial Measures in conjunction with GAAP results. Rover encourages investors and others to review its financial information in its entirety, not to rely on any single financial measure, and to view the Non-GAAP Financial Measures in conjunction with their respective related GAAP financial measures. In addition, such financial information is unaudited and does not conform to SEC Regulation S-X and as a result such information may be presented differently in Rover's future earnings releases and filings with the SEC.
The Non-GAAP Financial Measures are not indicative of Rover's overall results, an indicator of past or future financial performance, a financial measure of total company profitability, and are not intended to be used as a proxy for total company profitability nor imply profitability for Rover's business. Also, in the future Rover may incur expenses or charges such as those being adjusted in the calculation of these Non-GAAP Financial Measures. Rover's presentation of these Non-GAAP Financial Measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items.
Rover defines Adjusted EBITDA as net income (loss) excluding depreciation and amortization (including amortization expense related to capitalized internal use software), stock-based compensation expense, interest expense, interest

Exhibit 99.1
income, change in fair value, net, other income (expense), net, income tax expense or benefit, certain acquisition and merger-related costs, gain or loss from equity method investments, net of tax, and non-routine items such as goodwill and intangible asset or investment impairment (if any), restructuring costs (if any), transaction-related expenses (if any), and certain legal settlements (if any). Certain legal settlements refers to settlements or other accruals arising from any significant legal proceedings related to worker classification matters. These matters have limited precedent, cover extended historical periods and are unpredictable in both magnitude and timing and are therefore distinct from normal, recurring legal matters and related expenses incurred in Rover's ongoing operating performance. Adjusted EBITDA margin as presented in the reconciliation table below is Adjusted EBITDA for a period divided by revenue for the same period.
Beginning with the three months ended June 30, 2023, Rover redefined Adjusted EBITDA to omit the impact of a $6.9 million impairment loss on intangible assets and goodwill and to reflect the impact of a $1.9 million employee retention credit that was recorded within other income (expense), net on the condensed consolidated statements of operations for the three months ended June 30, 2023 and the nine months ended September 30, 2023. Rover did not have any impairment loss on intangible assets and goodwill or record any employee retention credit during the nine months ended September 30, 2022. Rover believes the adjustments described above are not indicative of its core operating performance and are useful to investors by enabling them to better assess its operating performance in the context of current period results and provide for better comparability with its historically disclosed Adjusted EBITDA amounts.
Rover defines Contribution as gross profit (loss) plus amortization of intangible assets and amortization of internally developed software included in cost of revenue (exclusive of depreciation and amortization shown separately). Gross profit (loss) is defined as revenue less cost of revenue (exclusive of depreciation and amortization shown separately) and amortization of intangible assets. Gross profit margin is calculated by dividing gross profit (loss) for a period by revenue for the same period. Contribution margin is calculated by dividing Contribution for a period by revenue for the same period.
GAAP operating expenses consist of operations and support expense, marketing expense, product and development expense, and general and administrative expense. Rover defines Non-GAAP operating expenses as GAAP operating expenses excluding the non-cash expenses arising from the grant of stock-based awards, and in the case of non-GAAP general and administrative expense, excluding certain legal settlements (if any). Certain legal settlements refers to settlements or other accruals arising from any significant legal proceedings related to worker classification matters. These matters have limited precedent, cover extended historical periods and are unpredictable in both magnitude and timing and are therefore distinct from normal, recurring legal matters and related expenses incurred in Rover's ongoing operating performance. These non-GAAP operating expenses are also presented as a percentage of revenue, which is calculated by dividing the specific non-GAAP operating expense for a period by revenue for the same period.

Exhibit 99.1
ROVER GROUP, INC.

Key Business Metrics
(Bookings and users in thousands, GBV dollars in millions, ABV and per-user metrics in units)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2023	2022	2023	2022
Bookings
New Bookings	290	267	776	706
Repeat Bookings	1,517	1,234	4,244	3,406
Total Bookings	1,807	1,501	5,020	4,112
GBV	$266.4	$213.7	$742.0	$580.3
ABV(1)	$147	$142	$148	$141

Total active users(2)	844	718	1,584	1,346
GBV per user	$316	$298	$468	$431

Recognized take rate(3)	23.6%	22.4%	23.4%	22.1%
Cancellation rate(4)	13.3%	14.2%	12.6%	13.8%

(1)ABV, or average booking value, defined as GBV divided by Total bookings.
(2)Active user defined as unique pet owner with at least one booking in period.
(3)Recognized take rate defined as (Revenue + change in Deferred revenue) divided by GBV.
(4)Cancellation rate defined as Cancelled bookings value divided by GBV.

Exhibit 99.1
ROVER GROUP, INC.

Condensed Consolidated Statements of Operations
(in thousands, except for per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2023	2022	2023	2022
Revenue	$66,203	$50,864	$165,852	$122,059
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	13,634	11,607	37,022	29,976
Operations and support	8,156	7,425	22,985	19,265
Marketing	12,684	8,686	35,401	27,044
Product development	8,566	7,100	24,164	20,380
General and administrative	13,599	30,599	39,640	53,616
Depreciation and amortization	1,189	1,561	4,143	4,432
Impairment loss on intangible assets and goodwill	—	—	6,916	—
Total costs and expenses	57,828	66,978	170,271	154,713
Income (loss) from operations	8,375	(16,114)	(4,419)	(32,654)
Other income (expense), net:
Interest income	3,152	1,287	8,566	2,084
Interest expense	(15)	(19)	(51)	(61)
Change in fair value of other investments	—	—	1,115	—
Change in fair value of derivative warrant liabilities	—	—	—	4,579
Other (expense) income, net	(568)	(257)	1,560	(1,045)
Total other income (expense), net	2,569	1,011	11,190	5,557
Income (loss) before income taxes and equity method investments	10,944	(15,103)	6,771	(27,097)
(Provision for) benefit from income taxes	(128)	(44)	(199)	172
Loss from equity method investments, net of tax	(316)	(325)	(981)	(325)
Net income (loss)	$10,500	$(15,472)	$5,591	$(27,250)
Net income (loss) per share attributable to common stockholders:
Basic	$0.06	$(0.08)	$0.03	$(0.15)
Diluted	$0.05	$(0.08)	$0.03	$(0.15)
Weighted-average shares used in computing net income (loss) per share attributable to common stockholders:
Basic	181,423	182,493	183,126	181,309
Diluted	192,977	182,493	193,704	181,309

Exhibit 99.1
ROVER GROUP, INC.

Condensed Consolidated Balance Sheets
(in thousands, except for per share data)
(unaudited)

	September 30, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$129,142	$58,875
Short-term investments	74,822	191,347
Accounts receivable, net	76,473	53,181
Notes receivable from related parties	—	1,810
Prepaid expenses and other current assets	7,868	6,829
Total current assets	288,305	312,042
Restricted cash	3,675	—
Property and equipment, net	19,261	19,518
Operating lease right-of-use assets	17,211	18,871
Intangible assets, net	2,511	6,865
Goodwill	33,159	36,915
Deferred tax asset, net	1,361	1,306
Long-term investments	26,918	22,463
Investment in equity securities in related parties	3,444	—
Other noncurrent assets	1,045	281
Total assets	$396,890	$418,261
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$5,914	$5,354
Accrued compensation and related expenses	6,239	6,644
Accrued expenses and other current liabilities	6,491	22,694
Deferred revenue	13,112	5,544
Pet parent deposits	50,195	40,783
Pet care provider liabilities	2,155	3,319
Operating lease liabilities, current portion	2,613	2,727
Total current liabilities	86,719	87,065
Operating lease liabilities, net of current portion	19,943	22,208
Other noncurrent liabilities	409	714
Total liabilities	107,071	109,987

Stockholders’ equity:
Preferred stock, $0.0001 par value, 10,000 shares authorized as of September 30, 2023 and December 31, 2022; no shares issued and outstanding as of September 30, 2023 and December 31, 2022	—	—
Class A common stock, $0.0001 par value, 990,000 shares authorized as of September 30, 2023 and December 31, 2022; 180,836 and 184,526 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	18	18
Additional paid-in capital	667,007	651,659
Accumulated other comprehensive loss	(157)	(1,098)
Accumulated deficit	(377,049)	(342,305)
Total stockholders’ equity	289,819	308,274
Total liabilities and stockholders’ equity	$396,890	$418,261

Exhibit 99.1
ROVER GROUP, INC.

Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,

	2023	2022
OPERATING ACTIVITIES
Net income (loss)	$5,591	$(27,250)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Stock-based compensation	16,436	14,025
Depreciation and amortization	9,642	9,634
Non-cash operating lease costs	1,659	2,065
Impairment loss on intangible assets and goodwill	6,916	—
Change in fair value of other investments	(1,115)	—
Change in fair value of derivative warrant liabilities	—	(4,579)
Net accretion of investment discounts	(2,896)	(523)
Deferred income taxes	(45)	(225)
Loss on disposal of property and equipment	102	30
Loss from equity method investments	981	325
Changes in operating assets and liabilities:
Accounts receivable	(23,292)	(23,480)
Prepaid expenses and other current assets	(1,039)	(753)
Other noncurrent assets	(764)	(10)
Accounts payable	560	(373)
Accrued expenses and other current liabilities	(16,796)	17,799
Deferred revenue and pet parent deposits	16,980	16,807
Pet care provider liabilities	(1,164)	(7,104)
Operating lease liabilities	(2,379)	(2,358)
Other noncurrent liabilities	(305)	132
Net cash provided by (used in) operating activities	9,072	(5,838)
INVESTING ACTIVITIES
Purchases of property and equipment	(550)	(443)
Capitalization of internal-use software	(6,288)	(5,751)
Proceeds from disposal of property and equipment	—	2
Acquisition of businesses, net of cash acquired	—	(5,711)
Purchases of convertible notes	—	(1,310)
Purchases of equity securities in related parties	(1,500)	—
Purchases of available-for-sale securities	(112,035)	(252,282)
Proceeds from sales of available-for-sale securities	57,775	—
Maturities of available-for-sale securities	170,153	55,383
Net cash provided by (used in) investing activities	107,555	(210,112)
FINANCING ACTIVITIES
Proceeds from exercise of stock options and issuance of common stock	3,930	4,972
Redemption of common stock warrants	—	(7)
Repurchases of common stock	(40,136)	—
Taxes paid related to settlement of equity awards	(6,474)	(2,224)
Proceeds from reverse recapitalization and related financing	—	—
Payment of deferred transaction costs related to reverse recapitalization	—	—
Repayment of borrowings on credit facilities	—	—
Net cash (used in) provided by financing activities	(42,680)	2,741
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(5)	(177)
Net increase (decrease) in cash, cash equivalents, and restricted cash	73,942	(213,386)
Cash, cash equivalents, and restricted cash, beginning of period	58,875	278,904
Cash, cash equivalents, and restricted cash, end of period	$132,817	$65,518
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for income taxes	$550	$45
Cash paid for interest	4	7

Exhibit 99.1

NON-CASH INVESTING AND FINANCING ACTIVITIES
Purchases of property and equipment in accounts payable and accrued liabilities	—	138
Right-of-use assets obtained in exchange for lease liabilities	—	16
Conversion of promissory notes to equity security investment in related parties	2,345	—
Reclassification of certain derivative warrant liabilities to equity upon exercise	—	15,356
Recognition of indemnity holdback liabilities upon acquisition of businesses	—	1,563
Stock-based compensation capitalized to internal-use software	1,459	773
Reconciliation of Cash, Cash Equivalents, and Restricted Cash
Cash and cash equivalents	$129,142	$65,518
Restricted cash	3,675	—
Total cash, cash equivalents, and restricted cash	$132,817	$65,518

Exhibit 99.1
ROVER GROUP, INC.

Adjusted EBITDA Reconciliation
(in thousands, except for margins)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2023	2022	2023	2022
Revenue	$66,203	$50,864	$165,852	$122,059
Adjusted EBITDA reconciliation:
Net income (loss)	$10,500	$(15,472)	$5,591	$(27,250)
Add (deduct):
Depreciation and amortization (1)	3,116	3,309	9,642	9,634
Stock-based compensation expense (2)	5,993	4,881	16,436	14,025
Interest expense	15	19	51	61
Interest income	(3,152)	(1,287)	(8,566)	(2,084)
Change in fair value, net (3)	—	—	(1,115)	(4,579)
Other income (expense), net	568	257	(1,560)	1,045
(Provision for) benefit from income taxes	128	44	199	(172)
Loss from equity method investments, net of tax (4)	316	325	981	325
Acquisition and merger-related costs (5)	—	168	—	658
Legal settlements (6)	—	18,000	—	18,000
Impairment loss on intangible assets and goodwill (7)	—	—	6,916	—
Adjusted EBITDA	$17,484	$10,244	$28,575	$9,663
Net income (loss) margin (8)	16%	(30%)	3%	(22%)
Adjusted EBITDA margin (9)	26%	20%	17%	8%
__________________
(1)Depreciation and amortization includes amortization expense related to capitalized internal use software, which is recognized as cost of revenue (exclusive of depreciation and amortization shown separately) in the condensed consolidated statements of operations.
(2)Stock-based compensation expense includes equity granted to employees as well as non-employee directors.
(3)Change in fair value, net includes the mark-to-market adjustments related to the Warrant liabilities in connection with the deSPAC transaction and the change in fair value of an equity method investment.
(4)The loss from equity method investments for the periods presented do not include income taxes as the equity method investee has not yet incurred any such taxes.
(5)Acquisition and merger-related costs include accounting, legal, consulting and travel-related expenses incurred in connection with the Merger and other business combinations.
(6)Legal settlements reflects the amount we accrued for a binding settlement term sheet executed in October 2022 related to worker classification claims.
(7)Impairment loss on intangible assets and goodwill includes the full write-off of $3.2 million of intangible assets and $3.8 million of goodwill related to GoodPup.
(8)Net income (loss) margin is net income (loss) for a period divided by revenue for the same period.
(9)Adjusted EBITDA margin is Adjusted EBITDA for a period divided by revenue for the same period.

Exhibit 99.1
ROVER GROUP, INC.

Other Non-GAAP Financial Measures Reconciliations
(in thousands, except for percentages and margins)
(unaudited)

	Three Months Ended September 30,
	2023		2022
	Amount	%	Amount	%
Revenue	$66,203	100%	$50,864	100%
Less: Cost of revenue (exclusive of depreciation and amortization shown separately)	(13,634)		(11,607)
Less: Amortization of intangible assets	(203)		(524)
Gross profit	52,366		38,733
Gross profit margin	79%		76%
Add: Amortization of intangible assets	203		524
Add: Internally developed software amortization included in Cost of revenue (exclusive of depreciation and amortization shown separately)	1,928		1,749
Non-GAAP Contribution	$54,497		$41,006
Non-GAAP Contribution margin (1)	82%		81%

Operations and support expense	$8,156	12%	$7,425	15%
Less: Stock-based compensation expense	(586)	(1)	(473)	(1)
Non-GAAP operations and support expense	$7,570	11%	$6,952	14%

Marketing expense	$12,684	19%	$8,686	17%
Less: Stock-based compensation expense	(307)	—	(302)	(1)
Non-GAAP marketing expense	$12,377	19%	$8,384	16%

Product development expense	$8,566	13%	$7,100	14%
Less: Stock-based compensation expense	(1,588)	(2)	(1,293)	(3)
Non-GAAP product development expense	$6,978	11%	$5,807	11%

General and administrative expense	$13,599	21%	$30,599	60%
Less: Stock-based compensation expense	(3,512)	(6)	(2,813)	(6)
Less: Legal settlements	—	—	(18,000)	(35)
Non-GAAP general and administrative expense	$10,087	15%	$9,786	19%

(1)Non-GAAP Contribution margin is calculated by dividing Non-GAAP Contribution for a period by revenue for the same period.

Exhibit 99.1

	Nine Months Ended September 30,
	2023		2022
	Amount	%	Amount	%
Revenue	$165,852	100%	$122,059	100%
Less: Cost of revenue (exclusive of depreciation and amortization shown separately)	(37,022)		(29,976)
Less: Amortization of intangible assets	(1,193)		(1,463)
Gross profit	127,637		90,620
Gross profit margin	77%		74%
Add: Amortization of intangible assets	1,193		1,463
Add: Internally developed software amortization included in Cost of revenue (exclusive of depreciation and amortization shown separately)	5,499		5,202
Non-GAAP Contribution	$134,329		$97,285
Non-GAAP Contribution margin (1)	81%		80%

Operations and support expense	$22,985	14%	$19,265	16%
Less: Stock-based compensation expense	(1,557)	(1)	(1,214)	(1)
Non-GAAP operations and support expense	$21,428	13%	$18,051	15%

Marketing expense	$35,401	22%	$27,044	22%
Less: Stock-based compensation expense	(834)	(1)	(858)	(1)
Non-GAAP marketing expense	$34,567	21%	$26,186	21%

Product development expense	$24,164	15%	$20,380	17%
Less: Stock-based compensation expense	(4,291)	(3)	(4,157)	(4)
Non-GAAP product development expense	$19,873	12%	$16,223	13%

General and administrative expense	$39,640	24%	$53,616	44%
Less: Stock-based compensation expense	(9,754)	(6)	(7,796)	(6)
Less: Legal settlements	—	—	(18,000)	(15)
Non-GAAP general and administrative expense	$29,886	18%	$27,820	23%

(1)Non-GAAP Contribution margin is calculated by dividing Non-GAAP Contribution for a period by revenue for the same period.

Contacts:

MEDIA
pr@rover.com
Kristin Sandberg
(360) 510-6365

INVESTORS
walter.ruddy@rover.com
Walter Ruddy
(206) 715-2369